EXHIBIT 99.1

LITHIA MOTORS ANNOUNCES THIRD QUARTER 2008 RESULTS

o	Net income of thirteen cents per share from continuing operations

o	Another quarter of improved operating results

o	Restructuring and divestiture plan accelerated

o	$26 million of annualized savings realized by Q3; now anticipate annualized savings of $33 million

o	Over $100 million of capital raised so far this year to substantially reduce long-term debt

o	Book value per share at $12.86, after writing off goodwill in Q2

MEDFORD, OREGON, October 28th, 2008 (1:05 p.m. PT) – Lithia Motors, Inc. (NYSE: LAD) today announced that net income from continuing operations in the third quarter of 2008 was thirteen cents per diluted share. Consolidated net loss was twelve cents per share after inclusion of the twenty-five cents per share loss on discontinued operations, of which eighteen cents was asset impairment charges and seven cents was operating losses. On a non-GAAP basis, excluding these one-time asset impairment charges, consolidated net income was nine cents per share.

Same store sales for new and used vehicles declined 25.1% and 14.3% respectively, when compared to the same quarter last year. Parts and service same store sales held relatively stable with a slight decline of 1.2% compared to the same quarter last year.

Sid DeBoer, Lithia’s Chairman and CEO, commented, “The Lithia Motors team is continuing to execute our restructuring plan. Combined with the cost cutting measures we have spoken of in the past, Lithia is using every tool available to us to manage our way through this recessionary environment.”

Mr. DeBoer continued, “Further restructuring actions are being taken. We have increased our right-sizing plan by adding fifteen stores into discontinued operations and have continued to take cost cutting measures for operational efficiency in 2009. With these further measures, we expect to reduce our store count by approximately 27%, to achieve our near-term expectations of approximately 50/50% domestic to import mix. Our continuing operations results for the third quarter should provide visibility of our earnings potential as we continue to execute our restructuring and divestiture plan."

“We have already completed $26 million of annualized cost reductions which is $4 million more than our initial $22 million target. By careful assessment of our staffing and expenses, we have identified additional cost reductions of $7 million in annualized savings, for a total of $33 million in planned annualized savings. We also have a team of talented people dedicated to further reduce our costs, and still maintain the high level of service our customers have come to expect,” concluded Mr. DeBoer.

Inventories of new and used vehicles have been reduced substantially since the end of the second quarter. These actions combined with further inventory reductions in the current quarter will result in an estimated annualized flooring interest expense reduction of $2.5 million, despite an assumed flooring interest rate spread increase of fifty basis points.

The Company raised over $100 million dollars this year through October 3rd, 2008 from the sale of several stores, financing of real estate, and the sale of several development properties. Proceeds from these activities went toward reducing the line of credit from $184 million at the start of the year to approximately $84 million at the end of the third quarter. Additionally, the Company repurchased and retired approximately $16 million of convertible debt in the third quarter and has subsequently repurchased another $22 million in the fourth quarter for a total of $38 million retired at a significant discount. The gain on retirement of debt is recorded in other income.

Conference Call Information
Lithia Motors will be providing more detailed information on the results for the third quarter 2008 in its conference call scheduled for today at 2 p.m. PT and 5 p.m. ET. The call can be accessed live by calling 973-409-9255; Conference ID #: 68743692. To listen LIVE on our website or for REPLAY: Log-on to www.Lithia.com - Go to Investor Relations – and click on the Conference Call Icon.

About Lithia
Lithia Motors, Inc. is a Fortune 700 Company, selling 27 brands of new and all brands of used vehicles at 101 stores, which are located in 44 markets within 13 states. Internet sales are centralized at www.Lithia.com . Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations. Lithia retailed 105,108 new and used vehicles and had $3.2 billion in total revenue in 2007.

Additional Information
For additional information on Lithia Motors, contact the Investor Relations Department: (541) 618-5770 or log-on to: www.lithia.com – go to Investor Relations

Forward Looking Statements
This press release includes forward looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to certain risk factors, including without limitation, future economic conditions and others set forth from time to time in the company’s filings with the SEC. We make forward-looking statements about (i) the execution of our cost cutting measures and our restructuring plan, (ii) our ability to reduce our store count and effect a balanced import/export new vehicle sales mix, (iii) anticipated reduction in vehicle inventories, (iv) projected annualized interest expense reduction and (v) expected future profitability. Specific risks in this press release include execution of the restructuring plan and expense reductions, future interest rates and macro-economic and market factors affecting the company’s sales levels and profitability.

LITHIA MOTORS, INC.
(In Thousands except per share data)
Unaudited	Three Months Ended
	September 30,			%
			Increase	Increase
	2008	2007	(Decrease)	(Decrease)

New vehicle sales	$309,447	$408,084	$(98,637)	(24.2)%
Used vehicle sales	154,129	184,257	(30,128)	(16.4)
Finance and insurance	21,130	27,435	(6,305)	(23.0)
Service, body and parts	77,586	77,990	(404)	(0.5)
Fleet and other revenues	867	2,326	(1,459)	(62.7)

Total revenues	563,159	700,092	(136,933)	(19.6)

Cost of sales	468,844	580,994	(112,150)	(19.3)

Gross Profit	94,315	119,098	(24,783)	(20.8)
SG&A expense	78,152	87,726	(9,574)	(10.9)
Depreciation and amortization	4,358	4,271	87	2.0

Income from operations	11,805	27,101	(15,296)	(56.4)

Floorplan interest expense	(4,637)	(6,503)	(1,866)	(28.7)
Other interest expense	(4,318)	(3,851)	467	12.1
Other income, net	1,890	108	1,782	1,650.0

Income from continuing operations	4,740	16,855	(12,115)	(71.9)
before income taxes

Income tax expense	2,038	6,827	(4,789)	(70.1)
Income Tax Rate	43.0%	40.5%

Income from continuing operations	2,702	10,028	(7,326)	(73.1)

Discontinued Operations:
Gain (loss) from operations,	(1,520)	946	(2,466)	NM
net of income tax
Gain (loss) on disposal activities,	(3,545)	263	(3,808)	NM
net of income tax

Net income (loss)	$(2,363)	$11,237	(13,600)	NM

Diluted net income (loss) per share:
Continuing Operations	$ 0.13	$0.48	$(0.35)	(72.9)
Discontinued Operations:
Gain (loss) from operations,
net of income tax	(0.07)	0.04
Gain (loss) on disposal activities, net of
income tax	(0.18)	0.01

Net income (loss) per share	$(0.12)	$0.53	$(0.65)	NM

Diluted shares outstanding	20,234A	22,058	(1,824)	(8.3)%

A Excludes shares issuable upon conversion of the convertible debt as their effect on EPS would be antidilutive
NM – Not Meaningful

Lithia Motors, Inc.
(Continuing Operations)	Three Months Ended
Unaudited	September 30,			%
			Increase	Increase
	2008	2007	(Decrease)	(Decrease)

Unit Sales:
New Vehicle	10,415	13,951	(3,536)	(25.3)%
Used - Retail Vehicle	8,079	8,502	(423)	(5.0)
Used - Wholesale	4,374	5,964	(1,590)	(26.7)
Total Units Sold	22,868	28,417	(5,549)	(19.5)

Average Selling Price:
New Vehicle	$29,712	$29,251	$461	1.6%
Used - Retail Vehicle	15,915	17,072	($1,157)	(6.8)
Used - Wholesale	5,842	6,557	($715)	(10.9)

Gross Margin/Profit Data
New Vehicle Retail	7.6%	8.1%	-50 bps
Used Vehicle Retail	9.9%	14.2%	-430 bps
Used Vehicle Wholesale	(4.9)%	0.9%	-580 bps
Service, Body & Parts	48.5%	47.6%	90 bps
Finance & Insurance	100.0%	100.0%	0 bps
Gross Profit Margin	16.7%	17.0%	-30 bps
New Retail Gross Profit/Unit	$2,266	$2,377	-$111
Used Retail Gross Profit/Unit	$1,583	$2,432	-$849
Used Wholesale Gross Profit/Unit	$(283)	$59	-$342
Finance & Insurance/Retail Unit	$1,143	$1,222	-$79

Revenue Mix:
New Vehicles	54.9%	58.3%
Used Retail Vehicles	22.8%	20.7%
Used Wholesale Vehicles	4.5%	5.7%
Finance and Insurance, Net	3.8%	3.9%
Service and Parts	13.8%	11.1%
Fleet and other	0.2%	0.3%

New Vehicle Unit Sales Brand
Mix:
Chrysler Brands	29.2%	35.0%
General Motors & Saturn	20.9%	17.0%
Toyota	16.8%	15.5%
Honda	9.0%	8.2%
BMW	5.3%	4.2%
Ford	3.6%	5.6%
Nissan	3.6%	4.2%
Volkswagen, Audi	3.4%	2.5%
Hyundai	3.3%	3.8%
Subaru	2.9%	2.0%
Other	2.0%	2.0%

LITHIA MOTORS, INC.
(Selected Same Store Data)
Unaudited	Three Months Ended
	September 30,

	2008	2007

Same Store Total Sales Geographic Mix:
Texas	27.6%	26.1%
Oregon	14.1%	16.2%
California	12.2%	13.7%
Alaska	9.9%	8.0%
Washington	8.9%	8.2%
Iowa	8.0%	6.7%
Montana	6.7%	7.5%
Idaho	5.3%	6.2%
Nevada	4.5%	4.4%
Colorado	1.6%	1.6%
Nebraska	1.2%	1.4%

Same Store Revenue:
New Vehicle Retail Sales	(25.1)%	(6.7)%
Used Vehicle Retail Sales	(14.3)%	(11.1)%
Used Wholesale Sales	(37.2)%	2.0%
Total Vehicle Sales (excluding Fleet)	(23.3)%	(7.3)%
Finance & Insurance Sales	(20.8)%	(5.7)%
Service, Body and Parts Sales	(1.2)%	3.5%
Total Sales (excluding Fleet)	(20.7)%	(6.2)%
Total Gross Profit (excluding Fleet)	(20.8)%	(4.7)%

LITHIA MOTORS, INC.
(In Thousands except per share data)
Unaudited	Nine Months Ended
	September 30,			%
			Increase	Increase
	2008	2007	(Decrease)	(Decrease)

New vehicle sales	$967,476	$1,192,917	$(225,441)	(18.9)%
Used vehicle sales	463,444	544,332	(80,888)	(14.9)
Finance and insurance	64,942	79,682	(14,740)	(18.5)
Service, body and parts	232,093	228,238	3,855	1.7
Fleet and other revenues	3,256	4,265	(1,009)	(23.7)

Total revenues	1,731,211	2,049,434	(318,223)	(15.5)
Cost of sales	1,439,019	1,698,430	(259,411)	(15.3)

Gross Profit	292,192	351,004	(58,812)	(16.8)
Asset impairment charges	295,905	-	295,905	NM
SG&A expense	247,071	267,110	(20,039)	(7.5)
Depreciation and amortization	13,453	12,223	1,230	10.1

Income (loss) from operations	(264,237)	71,671	(335,908)	NM

Floorplan interest expense	(14,871)	(18,935)	(4,064)	(21.5)
Other interest expense	(13,303)	(11,720)	1,583	13.5
Other income, net	3,030	362	2,668	737.0

Income (loss) from continuing	(289,381)	41,378	(330,759)	NM
operations before income taxes

Income tax expense (benefit)	(90,652)	16,527	(107,179)	NM
Income Tax Rate	31.3%	39.9%

Income (loss) from continuing	(198,729)	24,851	(223,580)	NM
operations

Discontinued Operations:
Gain (loss) from operations,	(6,824)	3,622	(10,446)	NM
net of income tax
Loss on disposal activities,	(42,755)	(2,218)	40,537	1,827.6
net of income tax

Net income (loss)	$(248,308)	$26,255	$(274,563)	NM

Diluted net income (loss) per share:
Continuing Operations	$(9.98)	$1.19
Discontinued Operations:
Gain (loss) from operations,
net of income tax	(0.34)	0.16
Loss on disposal activities, net of income tax	(2.16)	(0.10)

Net income (loss) per share	$(12.48)	$1.25	$(13.73)	NM

Diluted shares outstanding	19,904(A)	22,102	(2,198)	(9.9)%

(A) Excludes shares issuable upon conversion of the convertible debt as well as common stock equivalents, as their effect on EPS would be antidilutive.
NM – Not Meaningful

Lithia Motors, Inc.
(Continuing Operations)	Nine Months Ended
Unaudited	September 30,			%
			Increase	Increase
	2008	2007	(Decrease)	(Decrease)

Unit Sales:
New Vehicle	33,409	41,258	(7,849)	(19.0)%
Used - Retail Vehicle	22,734	26,185	(3,451)	(13.2)
Used - Wholesale	13,690	15,902	(2,212)	(13.9)
Total Units Sold	69,833	83,345	(13,512)	(16.2)

Average Selling Price:
New Vehicle	$28,959	$28,914	$45	0.2%
Used - Retail Vehicle	16,751	16,757	($6)	(0.0)
Used - Wholesale	6,036	6,638	($602)	(9.1)

Gross Margin/Profit Data
New Vehicle Retail	7.7%	7.9%	-20 bps
Used Vehicle Retail	11.3%	14.5%	-320 bps
Used Vehicle Wholesale	(2.9)%	2.7%	-560 bps
Service, Body & Parts	47.8%	48.0%	-20 bps
Finance & Insurance	100.0%	100.0%	0 bps
Gross Profit Margin	16.9%	17.1%	-20 bps
New Retail Gross Profit/Unit	$2,230	$2,289	-$59
Used Retail Gross Profit/Unit	$1,888	$2,426	-$538
Used Wholesale Gross Profit/Unit	$(175)	$180	-$355
Finance & Insurance/Retail Unit	$1,157	$1,181	-$24

Revenue Mix:
New Vehicles	55.9%	58.2%
Used Retail Vehicles	22.0%	21.4%
Used Wholesale Vehicles	4.7%	5.2%
Finance and Insurance, Net	3.8%	3.9%
Service and Parts	13.4%	11.1%
Fleet and other	0.2%	0.2%

New Vehicle Unit Sales Brand
Mix:
Chrysler Brands	30.1%	34.9%
General Motors & Saturn	19.1%	17.0%
Toyota	17.0%	15.7%
Honda	9.3%	7.9%
BMW	4.6%	4.5%
Ford	4.2%	5.6%
Nissan	4.2%	4.3%
Hyundai	3.3%	3.5%
Volkswagen, Audi	3.2%	2.5%
Subaru	2.5%	2.0%
Other	2.5%	2.1%

LITHIA MOTORS, INC.
(Selected Same Store Data)
Unaudited	Nine Months Ended
	September 30,

	2008	2007

Same Store Total Sales Geographic Mix:
Texas	28.6%	25.1%
Oregon	14.3%	16.6%
California	12.7%	14.2%
Alaska	8.9%	7.9%
Washington	8.6%	8.6%
Iowa	7.2%	6.3%
Montana	6.6%	7.1%
Idaho	5.6%	6.2%
Nevada	4.5%	4.9%
Colorado	1.7%	1.7%
Nebraska	1.3%	1.4%

Same Store Revenue:
New Vehicle Retail Sales	(20.0)%	(3.2)%
Used Vehicle Retail Sales	(15.3)%	(7.4)%
Used Wholesale Sales	(23.6)%	7.0%
Total Vehicle Sales (excluding Fleet)	(19.1)%	(3.8)%
Finance & Insurance Sales	(17.9)%	(1.0)%
Service, Body and Parts Sales	-%	4.2%
Total Sales (excluding Fleet)	(16.9)%	(2.9)%
Total Gross Profit (excluding Fleet)	(18.3)%	(2.9)%

LITHIA MOTORS, INC.
Balance Sheet Highlights (Dollars in Thousands)
Unaudited
	September 30, 2008	December 31, 2007

Cash & Cash Equivalents	$17,621	$21,665
Trade Receivables*	79,779	109,387
Inventory	426,620	601,759
Assets held for sale	230,319	23,807
Other Current Assets	25,194	21,920

Total Current Assets	779,533	778,538

Real Estate, net	263,815	363,391
Equipment & Other, net	58,180	98,355
Goodwill, net	-	311,527
Other Assets	93,334	74,924

Total Assets	$1,194,862	$1,626,735

Flooring Notes Payable	$335,439	$451,590
Liabilities held for sale	140,696	17,857
Current maturities of senior subordinated
convertible notes	69,000
Other Current Liabilities	122,682	115,644

Total Current Liabilities	667,817	585,091

Real Estate Debt	154,726	179,160
Other Long-Term Debt	99,500	276,335
Other Liabilities	16,832	77,937

Total Liabilities	$938,875	$1,118,523

Shareholders' Equity	255,987	508,212

Total Liabilities & Shareholders'
Equity	$1,194,862	$1,626,735

*Note: Includes contracts-in-transit of $30,288 and $48,474 for 2008 and 2007

Other Balance Sheet Data (Dollars in Thousands)

Current Ratio	1.2x	1.3x
LT Debt/Total Cap.
(Excludes Real Estate)	28%	35%
Working Capital	$111,716	$193,447
Book Value per Basic Share	12.86	26.02

The following table reconciles reported GAAP pretax income (loss) per the income statement to non-GAAP pretax income (loss):
Unaudited	Three Months Ended		Nine Months Ended
	September 30,		September 30

	2008	2007	2008	2007

Income (loss) from continuing operations before
income taxes - as reported	4,740	16,855	(289,381)	41,378
Goodwill and other asset impairment	150	-	301,000	-

Pretax income from continuing operations
- non-GAAP	4,890	16,855	11,619	41,378

Income (loss) from discontinued operations before
income taxes - as reported	(8,437)	2,015	(80,214)	2,337
Goodwill and other asset impairment	5,256	(412)	67,129	3,693
Pretax income (loss) from discontinued operations
- non-GAAP	(3,181)	1,603	(13,085)	6,030

Total Pretax income (loss) - as reported	(3,697)	18,870	(369,595)	43,715
Goodwill and other asset impairment	5,406	(412)	368,129	3,693
Total Pretax income (loss) - non-GAAP	1,709	18,458	(1,466)	47,408

The following table reconciles reported GAAP income (loss) per the income statement to non-GAAP income
(loss):
Unaudited	Three Months Ended		Nine Months Ended
	September 30,		September 30

	2008	2007	2008	2007

Income (loss) from continuing operations – as reported	2,702	10,028	(198,729)	24,851
Goodwill and other asset impairment	570	-	204,752	-

Income from continuing operations
– non GAAP	3,272	10,028	6,023	24,851

Income (loss) from discontinued operations – as
reported	(5,065)	1,209	(49,579)	1,404
Goodwill and other asset impairment	3,545	(264)	42,755	2,217

Income (loss) from discontinued operations
– non GAAP	(1,520)	945	(6,824)	3,621

Net income (loss) – as reported	(2,363)	11,237	(248,308)	26,255
Goodwill and other asset impairment	4,115	(264)	247,507	2,217

Net income (loss) – non GAAP	1,752	10,973	(801)	28,472

The following table reconciles reported GAAP diluted earnings (loss) per share (“EPS”) to non-GAAP diluted earnings (loss) per share:
Unaudited	Three Months Ended		Nine Months Ended
	September 30,		September 30

	2008	2007	2008	2007

Net income per share from continuing operations – as
reported	0.13	0.48	(9.98)	1.19
Goodwill and other asset impairment	0.03	-	10.28	-

Net income per share from continuing operations – non
GAAP	0.16	0.48	0.30	1.19

Income (loss) per share from discontinued operations –
as reported	(0.25)	0.05	(2.50)	0.06
Goodwill and other asset impairment	0.18	(0.01)	2.16	0.10

Income (loss) per share from discontinued operations –
non GAAP	(0.07)	0.04	(0.34)	0.16

Net income (loss) per share as reported	(0.12)	0.53	(12.48)	1.25
Goodwill and other asset impairment	0.21	(0.01)	12.44	0.10

Net income (loss) per share
- non GAAP	0.09	0.52	(0.04)	1.35